Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
April 16, 2010	Dubai	Riyadh
	Frankfurt	Rome
	Hamburg	San Diego
	Hong Kong	San Francisco
	Houston	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
Biolase Technology, Inc.	Madrid	Tokyo
4 Cromwell	Milan	Washington, D.C.
Irvine, California 92618
File No. 042292-2010
Re: Registration Statement on Form S-3; Securities of Biolase Technology, Inc.
Ladies and Gentlemen:
     We have acted as special counsel to Biolase Technology, Inc., a Delaware corporation (the “Company”), in connection with the filing on April 16, 2010, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of up to $9,500,000 aggregate offering price of the securities referenced therein for offer and sale from time to time. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein.
     You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement registers the offering and sale by the Company of (a) one or more series of preferred stock, par value $0.001 per share (“Preferred Stock”), of the Company, (b) shares of common stock, par value $0.001 per share (“Common Stock”), of the Company and the associated preferred stock purchase rights (the “Rights”) to be issued pursuant to the Rights Agreement dated as of December 18, 1998 between the Company and Computershare Trust Company (as successor to U.S. Stock Transfer Corporation), as rights agent (the “Rights Agent”), as amended by the First Amendment to Rights Agreement dated as of December 19, 2008 between the Company and the Rights Agent and (c) equity warrants to purchase Preferred Stock or Common Stock (the “Warrants”). The Preferred Stock, Common Stock and associated Rights, and Warrants being registered pursuant to the Registration Statement plus any additional Preferred Stock, Common Stock and associated Rights, or Warrants that may be registered pursuant to

April 16, 2010

Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.” The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     We are opining herein as to the General Corporation Law of the State of Delaware, and solely with respect to the opinions set forth in paragraph 3 below, the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Restated Certificate of Incorporation of the Company, as amended (the “Restated Certificate”), and applicable law, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock and upon issuance and delivery of certificates representing the shares of Preferred Stock (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) which have been manually signed by an authorized officer of the transfer agent and registrar therefor in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, and upon payment of legal consideration not less than the par value of the shares of Preferred Stock represented by such certificate and assuming that (a) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares of such series of Preferred Stock under the Restated Certificate, (c) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

April 16, 2010

     2. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock and upon issuance and delivery of certificates representing the shares of Common Stock (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) which have been manually signed by an authorized officer of the transfer agent and registrar therefor in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, and upon payment of legal consideration not less than the par value of the shares of Common Stock represented by such certificate and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Restated Certificate of Incorporation of the Company, as amended (collectively, the “Restated Certificate”), (iii) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), such resolution and the Rights Agreement, such Common Stock (including any Common Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Common Stock) and the associated Rights will be validly issued, and such Common Stock will be fully paid and nonassessable.
     3. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable Warrant Agreement(s) has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iii) the specific terms of a particular issuance of Warrants have been duly authorized and duly established in accordance with the terms of such Warrant Agreement(s) and applicable law (including, without limitation, by the adoption by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) (the “Warrant Authorization”) and (iv) the Warrants have been duly executed, authenticated and/or countersigned in accordance with the Warrant Agreement relating to such Warrants and issued and delivered on behalf of the Company against payment therefor (which, in the case of Warrants for shares of Common Stock or Preferred Stock, shall consist of legal consideration not less than the par value of such shares) as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body

April 16, 2010

having jurisdiction over the Company or otherwise, (d) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization and (e) the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action, the Warrant Agreement and the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     Our opinions are subject to:
          (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;
          (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;
          (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and
          (iv) we express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) covenants not to compete, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (o) the severability, if invalid, of provisions to the foregoing effect. We express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, and compliance with fiduciary duty requirements, margin regulations, and FINRA rules, pension or employee benefit laws, usury, and environmental laws (without limiting other laws excluded by customary practice).
     With your consent, we have assumed for purposes of this opinion that (i) each of the Warrants and the Warrant Agreement will be governed by the internal laws of the State of California, (ii) each of the parties to the Warrant Agreement(s) and the Warrants other than the Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization,

April 16, 2010

(b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Warrant Agreement(s) and the Warrants to which it is a party, and (c) has duly authorized, executed and delivered each such Warrant Agreement(s) and Warrant, (iii) that the Warrant Agreement(s) and the Warrants will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as to the Company, enforceable against each of them in accordance with their respective terms and (iv) that the status of the Warrant Agreement(s) and the Warrants as legally valid and binding obligations of the respective parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     We have assumed for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and is duly qualified and good standing as a foreign corporation in the State of California.
     This letter assumes, with your consent, that the board of directors of the Company has acted in accordance with its fiduciary duties in adopting the Rights Agreement, and does not address whether the board of directors may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Moreover, this letter addresses corporate procedures in connection with the issuance of the Rights associated with the Common Stock, and not any particular provision of the Rights or the Rights Agreement. It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Latham & Watkins LLP